POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. and Russell Greenberg, the Chief Financial Officer of Inter Parfums, Inc., and both of them, either of whom may act without the joinder of the other, as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for her and in her name, place and stead, to apply for access codes to file on Edgar, sign Form ID, Uniform Application For Access Codes to File On Edgar, together with any and all amendments thereto, and any and all Forms 3, 4 and 5 relating to such person's beneficial ownership of securities of Inter Parfums, Inc., and to file the same, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

In Witness Whereof, the undersigned has executed this Power of Attorney this 15th day of June, 2006.

/s/ Patrick Choel

Patrick Choel